EXHIBIT 15
September 8, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated September 8, 2009 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen and twenty-six week periods ended August 1, 2009 and August 2, 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended August 1, 2009 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107646, 333-107648, 333-128000 and 333-145166).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio